PROMISSORY NOTE


Portland, Oregon                                              August 30, 2000

$355,375

       FOR VALUE RECEIVED, the undersigned maker (herein "Maker") promises to pay to Rentrak Corporation, an Oregon corporation (herein "Holder"), at its office address of One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220 or at such other place as Holder may designate, on or before the Maturity Date (as defined in the Loan Agreement of even date herewith), the principal sum of Three Hundred Fifty Five Thousand Three Hundred Seventy Five Dollars ($355,375.00), together with interest thereon as provided herein.

1.    Interest and Payment.

       1.1 Interest Rate. Maker promises to pay interest from and including the date hereof until paid on the unpaid principal balance hereof at the rate of six and one-half percent (6.5%) per annum which is the "Federal Funds Rate" as of the date hereof. Interest shall be computed on the basis of a 360-day year.

       1.2 Interest Payments. On the 30th day of August, 2001, and on the 30th day of each twelve-month period thereafter through and including the Maturity Date, as defined above, Maker shall pay to the order of Holder all accrued and unpaid interest as provided for in section 1.1 above.

       1.3 Default Interest Rate. After the maturity date (whether by acceleration or otherwise), any principal not paid shall bear interest at the annual rate of three percent (3%) over and above the rate which would otherwise apply hereunder, or the maximum amount which may be legally charged as interest, whichever is the lesser, until paid.

       1.4 Final Payment. The entire unpaid principal balance hereof, and all accrued but unpaid interest thereon, shall be entirely due and payable on the earliest to occur of:

              (a) Upon the expiration of the term of Borrower's current employment agreement with Rentrak; or

              (b) One (1) year after Borrower leaves Rentrak's employ for any other reason (unless such departure follows a Change in Control of Rentrak (as defined in Section 10 of the Loan Agreement); or

              (c) Five years from the date of the Loan; or

              (d) One year from the date of Borrower's death;

unless accelerated as provided in the Loan Agreement executed herewith.

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       1.5 Late  Charge.  If any payment  hereunder  is not made within ten (10)
days of the date first due, Maker shall pay to Holder a late charge in an amount equal to five percent (5%) of the amount of such payment. Holder's acceptance of such late charges shall not constitute a waiver of any existing or subsequent default hereunder.

       1.6 Place and Time of Payment. All payments specified herein shall be deemed made when actually received by Holder. All payments shall be made to Holder at its address set forth above, and shall be made without offset and without prior notice or demand.

       1.7 No Prepayment Penalty. This note may be prepaid, in whole or in part, without penalty to the Maker. A partial prepayment shall not excuse Maker from making the regular annual payments required herein nor lessen the amount of such payment.

       1.8 Form and Application of Payments. Payments shall be in lawful money of the United States of America, and when received by Holder shall be applied first to all amounts due hereunder other than principal or interest, second to accrued interest, third upon the portion of the principal balance then due, if any, and fourth as a principal prepayment.

2.    Default.

       Time is of the essence of this Promissory Note. A default shall occur if:

       2.1 Failure to Make Payments. Maker fails to make any payment under this Promissory Note within ten (10) days after notice from Holder that such payment was not received on or before the date due.

       2.2 Other Failures. Maker fails to perform any other obligation contained in this Promissory Note or the Loan Agreement or Pledge Agreement securing this Promissory Note within ten (10) days after notice from Holder specifying the nature of the default.

       2.3 Bankruptcy. Maker becomes insolvent, a receiver is appointed to take possession of all or a substantial part of any Maker's properties, any Maker makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or any Maker is the subject of an involuntary petition in bankruptcy. For purposes of this Section 2.3, (a) if any Maker is a partnership (general or limited), the term "Maker" includes any individual or entity which is a general partner of such Maker, and (b) if this Promissory Note is executed by more than one maker or co-maker, the term "Maker" means and includes each and every person or entity which is such a maker or co-maker.

3.    Remedies.

       In the event of a default, Holder may take any one or more of the following steps:

       3.1 Acceleration. Declare the entire unpaid principal balance of the debt evidenced hereby, and all interest on such debt and all other costs and expenses evidenced hereby, to be immediately due and payable, provided, however that Holder's recourse shall be limited as provided in Sections 6 and 9 of the Loan Agreement.

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

       3.2 Other Remedies. Pursue any other right or remedy provided herein, provided in the Loan Agreement or the Pledge Agreement, as limited by the provisions of Sections 6 and 9 of the Loan Agreement. Holder may pursue any such rights or remedies singly, together or successively. Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default nor a waiver of any such right or remedy but nothing herein is intended to modify the provisions of Sections 6 and 9 of the Loan Agreement.

4.    Attorney Fees and Collection Costs.

       Maker and all sureties and accommodation parties hereof hereby agree to pay all costs of collection hereunder and/or under any guaranty executed in connection herewith, including reasonable attorney fees, whether or not litigation is actually commenced. In the event the Holder is made party to any litigation because of the existence of the indebtedness evidenced by this Promissory Note, Maker shall reimburse Holder for its costs and attorney fees incurred with respect to such litigation. In the event litigation is commenced by a party hereto to enforce or interpret any provision of this Promissory Note, or to collect any amount due hereunder, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorney fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard. Maker also agrees to pay any attorney fees incurred by Holder in connection with any bankruptcy or similar proceedings wherein Maker (as defined in Section 2.3, above) is the "debtor."

5.    Governing Law and Usury; Severability.

       5.1 Governing Law and Usury. This Promissory Note shall be deemed to have been executed under and shall be construed and enforced in accordance with the laws of the State of Oregon without regard to its conflicts of law principles. The Maker agrees that any suit or action relating to this Promissory Note shall be instituted and commenced in the United States District Court for the District of Oregon, or the Circuit Court of Multnomah County, State of Oregon, and each of the Makers hereby waives the right to change such venue. It is expressly stipulated and agreed to be the intent of Maker, Holder and their respective affiliates at all times to comply strictly with the applicable usury laws now or hereafter governing consideration received under this Promissory Note. If the applicable law is ever interpreted so as to render usurious any consideration called for, contracted for, charged, taken, reserved or received with respect to this Promissory Note, or if any prepayment by Maker or Holder's exercise of the option herein contained to accelerate the maturity of this Promissory Note, results in Maker having paid any interest in excess of that permitted by law, then notwithstanding anything to the contrary in this Promissory Note, it is Maker's and Holder's express intent and agreement that all excess amounts theretofore collected by Holder be credited on the principal balance of this Promissory Note (or, if this Note has been paid in full, refunded to Maker) and the provisions of this Promissory Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

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

       5.2 Severability. If any provision of this Promissory Note is found by a court of competent jurisdiction to be invalid or unenforceable as written, then the parties intend and desire that (a) such provision be enforceable to the full extent permitted by law, and (b) the invalidity or unenforceability of such provision shall not affect the validity and enforceability of the remainder of this Promissory Note.

6.    Amendment.

       This Promissory Note may not be amended, modified or changed, nor shall any provision hereof be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

7.    Waivers; Joint and Several Liability.

       Maker and all sureties and accommodation parties, without affecting their liability, hereby (a) waive diligence presentment, protest and demand, (b) waive notice of protest, of demand, of nonpayment, of dishonor and of maturity, and
(c) consent to any extension or alternation of the time or terms of payment hereof, any and all renewals, extension or modification of the terms hereof, any release of all or any part of any security which may be given for the payment hereof, any acceptance of additional security of any kind, and any release of or resort to any party liable for payment hereof, any of which may be made without notice to any of said parties. All such parties, including Maker (as defined in Section 2.3, above) and each constituent person and entity of Maker, agree that they shall each be jointly and severally liable for full payment of this Promissory Note and agree to pay the full amount of the principal and interest of the indebtedness evidenced hereby.

8.    Binding Agreement.

       This Promissory Note shall be binding upon the successors and assigns of Maker.

9. Security.

       This Promissory Note is secured by a Stock Pledge Agreement of even date herewith.

       IN WITNESS WHEREOF, this Promissory Note has been executed as of the date and year first above written.


                                         /s/ Michael Lightbourne
                                         Michael Lightbourne


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